AMENDMENT TO

ARTICLES OF INCORPORATION OF

WELUND FUND, INC.

Welund Fund, Inc., a corporation organized and existing under the laws of the state of Nevada (the “Corporation”), certifies that:

1.    The name of the Corporation is Welund Fund, Inc. The Corporation’s original articles of incorporation were filed with the state of Nevada on November 2, 2005.

2.    This Amendment to the Articles of Incorporation was duly adopted in accordance with Section 78.390 of the Nevada Revised Statutes.

3.    The text of the articles of incorporation is amended to read as set forth in Appendix A attached hereto.

4.    Pursuant to Section 78.390 et seq. of the Nevada Revised Statutes, the following Amended and Restated Articles of Incorporation were adopted by written consent of the stockholders of the Corporation holding a majority of the voting power of the issued and outstanding common stock as August 22, 2006. The Corporation has only shares of common stock issued and outstanding.

IN WITNESS WHEREOF, Welund Fund, Inc. has caused these Amended and Restated Articles of Incorporation to be signed by Steven Strasser, a duly authorized officer of the Corporation, on this 4th day of October 2006.

/s/ Steven Strasser
Steven Strasser, President

APPENDIX A

AMENDMENT TO
ARTICLES OF INCORPORATION

OF

WELUND FUND, INC.

This amendment to the Articles of Incorporation of Welund Fund, Inc. (the “Corporation”) set forth below was duly adopted by the board of directors in accordance with the provisions of Section 78.390 1(a) of the Nevada Revised Statutes and thereafter was duly adopted by the consent of the holders of a majority of the outstanding voting stock of the corporation in accordance with the provisions of Section 78.390 1(b) of the Nevada Revised Statutes. The Articles of Incorporation are hereby amended as follows:

I.    The First Article of the Corporation’s Articles of Incorporation is hereby amended and restated in its entirety to read as follows:

“FIRST: The name of the Corporation is Solar Power, Inc.”

IN WITNESS WHEREOF, the undersigned hereby duly executes this Amendment hereby declaring and certifying under penalty of perjury that this is the act and deed of the Corporation and the facts herein stated are true, this 4th day of October, 2006.

WELUND FUND, INC.

By: /s/ Steven Strasser
Steven Strasser, President